UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     March 29, 2007

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

622 Broadway, New York, NY	10012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (646) 536-2842

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The Registrant entered into a Management Agreement dated March 30, 2007 (the “Management Agreement”) with ZelnickMedia Corporation (“ZelnickMedia”), pursuant to which ZelnickMedia will provide financial and management consulting services to the Registrant. Pursuant to the Management Agreement, ZelnickMedia will consult with the board of directors of the Registrant (the “Board”) and management of the Registrant and its subsidiaries in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board. Strauss Zelnick is entitled during the term of the Management Agreement to serve as chairman of the Registrant. Mr. Zelnick will also have the authority during such term to hire and/or terminate the chief executive officer and the chief financial officer of the Registrant, subject to the approval of the Compensation Committee of the Board. During such term, ZelnickMedia will receive a monthly management fee of $62,500, an annual bonus of up to $750,000 per annum upon the achievement by the Registrant of certain performance thresholds, an option to purchase a number of shares of the Registrant equal to 2.5% of the outstanding common stock of the Registrant on a fully diluted basis (which shall vest in equal monthly installments over three years) and a number of shares of restricted common stock of the Registrant, in each case as more fully described in the Management Agreement. ZelnickMedia will also be entitled to the reimbursement of expenses in connection with the Management Agreement and any and all transactions relating thereto, whether incurred before or after the execution of the Management Agreement. The Management Agreement has a term ending October 31, 2011, unless earlier terminated by either ZelnickMedia or the Registrant in accordance with the terms thereof, with automatic renewal for successive one-year periods unless either party terminates upon 90 days’ prior written notification to the other party. The description of the Management Agreement contained herein is qualified in its entirety by reference to the full text of the Management Agreement, a copy of which is filed as Exhibit 99.1 hereto and which is incorporated herein by reference.

The Registrant entered into a Separation Agreement and General Release dated April 4, 2007 (the “Separation Agreement”) with Paul Eibeler, the former chief executive officer of the Registrant (as more fully described below), pursuant to which Mr. Eibeler will serve as a consultant to the Registrant on an as-needed basis as determined by the Board for a period of six months from the date of the Separation Agreement. During the term of Mr. Eibeler’s consultancy pursuant to the Separation Agreement, Mr. Eibeler will receive from the Registrant a monthly consulting fee of $50,000 and certain health and other benefits. Mr. Eibeler was removed as president, chief executive officer and director of the Registrant on March 29, 2007 and, pursuant to the Separation Agreement, his employment with the Registrant was terminated on April 4, 2007. In connection therewith, Mr. Eibeler will receive severance payments of $2,475,000 (a multiple of his 2007 base salary and bonus calculated in accordance with the severance provisions of his employment agreement with the Registrant) and any vesting requirements with respect to options or restricted stock granted to him prior to the termination of his employment will be deemed satisfied. The description of the Separation Agreement contained herein is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 99.2 hereto and which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description of the Management Agreement above.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 2, 2007, the Registrant notified The NASDAQ Stock Market that the Audit Committee of its Board was comprised of only two members (as more fully described below), rather than three members as required by Marketplace Rule 4350(d)(2)(A). The NASDAQ Stock Market advised the Registrant that they will wait two weeks for the Registrant to become compliant with such rule before further notifying the Registrant with respect to the time within which the Registrant must become compliant. The Registrant currently plans to add a third member to its Audit Committee in a timely manner in satisfaction of such rule.

Item 4.01. Changes in Registrant’s Certifying Accountant.

At the Registrant’s Annual Meeting (as defined and as more fully described below) held March 29, 2007, the appointment of Ernst & Young LLP by the Audit Committee of the Board as the independent registered public accounting firm of the Registrant for its fiscal year ending October 31, 2007 was ratified.

Item 5.01. Change in Control of Registrant.

See below regarding the Annual Meeting.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Registrant’s Annual Meeting of its stockholders held March 29, 2007 (the “Annual Meeting”), its stockholders elected a new slate of directors to the Board. Independent, incumbent director John F. Levy was elected and new directors Strauss Zelnick, Benjamin Feder, Michael Dornemann, Jon J Moses and Michael James Sheresky were nominated at the Annual Meeting by certain stockholders of the Registrant and elected. At a meeting of the new Board held on March 29, 2007 immediately after the Annual Meeting (the “Board Meeting”), the size of the Board was expanded by one and the newly created vacancy was filled by Grover C. Brown, who had been an independent, incumbent director of the Registrant prior to the Annual Meeting.

At the Board Meeting, the following independent directors were appointed to the following committees of the Board: John F. Levy and Michael Dornemann (Audit Committee), Michael Dornemann, Jon J Moses and Michael James Sheresky (Compensation Committee), Jon J Moses, Michael James Sheresky and Grover C. Brown (Corporate Governance Committee), and Grover C. Brown and John F. Levy  (Special Litigation Committee). John F. Levy was appointed Chair of the Audit Committee, Michael Dornemann was appointed Chair of the Compensation Committee, Jon J Moses was appointed Chair of the Corporate Governance Committee and no chair of the Special Litigation Committee was appointed at the Board Meeting. Also at the Board Meeting, an Executive Committee of the Board was formed and Strauss Zelnick, Benjamin Feder and Michael Dornemann were appointed to that committee.

At the Board Meeting, Strauss Zelnick was appointed chairman of the Registrant and Benjamin Feder was appointed acting chief executive officer of the Registrant.

Upon the election of the new Board at the Annual Meeting and effective March 29, 2007, Paul Eibeler ceased to be a director of the Registrant and was removed from his position as president and chief executive officer of the Registrant on the terms set forth in the Separation Agreement.

In connection with their election to the Board and in accordance with the Registrant’s existing director compensation policy, on March 29, 2007 Messrs. Dornemann, Moses and Sheresky each received a grant from the Registrant of 6,000 shares of restricted common stock of the Registrant and an option to buy 25,000 shares of common stock of the Registrant at an exercise price of $21.10, subject to vesting. In connection with their continued service on the Board and in accordance with the Registrant’s existing director compensation policy, on March 29, 2007 Messrs. Levy and Brown each received a grant from the Registrant of 6,000 shares of restricted common stock of the Registrant, subject to vesting. Pursuant to a meeting of the Board held in January 2007 and in connection with the Board’s and Compensation Committee’s review of the bonus and equity compensation of the executive officers of the Registrant for its 2006 fiscal year, on March 29, 2007 Mr. Eibeler and Karl H. Winters, the chief financial officer of the Registrant, received grants from the Registrant of 25,000 and 10,000 shares respectively of restricted common stock of the Registrant, subject to vesting.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Board Meeting, the Board approved the adoption of the amended and restated by-laws of the Registrant (the “By-laws”).  The By-laws reflect the addition of the office of chairman of the Registrant and the reduction in the maximum size of the Board from nine (pursuant to the prior version of the by-laws of the Registrant) to six directors. At the Board Meeting, the Board approved a further amendement to the By-laws to increase the maximum size of the Board from six to seven directors.  A copy of the By-laws, as amended at the Board Meeting, is filed as Exhibit 99.3 hereto and which is incorporated herein by reference.

Item 8.01 Other Events.

Incentive Stock Plan

At the Annual Meeting, the Registrant’s stockholders approved a proposal to amend the Registrant’s Incentive Stock Plan by increasing by 2,000,000 the number of shares of common stock of the Registrant reserved for issuance thereunder.

Reimbursement of Expenses

At the Board Meeting, the Board approved the Registrant’s reimbursement of ZelnickMedia for all of its reasonable expenses, costs and other third party fees (including, without limitation, reasonable fees and disbursements of counsel) incurred or to be incurred by ZelnickMedia, its directors, officers, employees, counsel, agents and representatives in connection with, relating to or arising out of its work related to the Registrant, the matters relating to the Annual Meeting or any actions taken at the Annual Meeting by certain stockholders of the Registrant in connection with agreements among them and ZelnickMedia or the Board Meeting or any public filings made or to be made in respect of any of the foregoing.

SEC Formal Order

In response to a letter request made by counsel to the Registrant dated March 15, 2007, the Registrant received from the U.S. Securities and Exchange Commission (the “SEC”) a Formal Order of Private Investigation which allows the SEC, among other things, to subpoena witnesses in connection with the SEC’s investigation of the stock option practices of the Registrant and/or its directors, officers and/or employees.

Press Release

On March 29, 2007, the Registrant issued a press release, a copy of which is filed as Exhibit 99.4 hereto and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Management Agreement between Take-Two Interactive Software, Inc. and ZelnickMedia Corporation dated March 30, 2007.

Exhibit 99.2	Separation Agreement and General Release between Take-Two Interactive Software, Inc. and Paul Eibeler dated April 4, 2007.

Exhibit 99.3	Amended and Restated By-laws of Take-Two Interactive Software, Inc.

Exhibit 99.4	Press Release dated March 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC. (Registrant)

By:	/s/ Seth D. Krauss
Name: Seth D. Krauss
Title: Executive Vice President and General Counsel
Date: April 4, 2007